                                                                   EXHIBIT 23(b)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Form S-8 of CommerceFirst Bancorp, Inc. of our report, dated January 27, 2004, relating to the consolidated balance sheets of CommerceFirst Bancorp, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2003, 2002, and 2001, which report appears in the CommerceFirst Bancorp, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2003.


/s/ Trice, Geary & Myers, L.L.C.


Salisbury, Maryland
October 24, 2004